AGREEMENT AND RELEASE

     This Agreement and Release (the "Release"), dated ____________, 1999, is by the undersigned Stockholder of Cardinal Holding Corp., a Delaware corporation ("Cardinal").

                             RECITALS

     WHEREAS, Cardinal, Superior Energy Services, Inc. a Delaware corporation ("Superior") and Superior Cardinal Acquisition Company, Inc., a Delaware corporation, among others, have entered into an Agreement and Plan of Merger dated as of April 20, 1999, as amended by Amendment No. 1 thereto dated as of June 30, 1999 (as amended, the "Merger Agreement"); and

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement, that the undersigned Stockholder provide the agreements, representations, waivers and releases provided herein;

     NOW THEREFORE, in consideration of the benefits to be derived by Cardinal and its stockholders pursuant to the transactions contemplated by the Merger Agreement, the undersigned Stockholder hereby agrees with Superior and Cardinal and the other stockholders of Cardinal as follows:

     1.   DEFINITIONS.   (a)   "Cardinal  Capital  Stock"  shall  mean  the
Cardinal Common Stock, the Cardinal Preferred Stock, the Management Common Shares and the Management Preferred Shares.

          (b) All capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

     2.   INVESTMENT REPRESENTATIONS.

          (a) The Stockholder will acquire SESI Common Stock in the Merger for investment for his or its own account and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering SESI Common Stock acquired by the Stockholder or
(ii) pursuant to an applicable exemption under the Securities Act. In receiving SESI Common Stock, such Stockholder is not offering or selling, and will not offer and sell, for SESI in connection with any distribution of such SESI Common Stock, except in compliance with Applicable Law, and such Stockholder does not have any contract, undertaking, agreement or arrangement with any person for the distribution of SESI Common Stock and will not participate in any undertaking or in any underwriting of such an undertaking except in compliance with Applicable Law.

          (b) The Stockholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

          (c) The Stockholder has received from SESI and has reviewed with his or its representatives a copy of each of the SESI Commission Filings that the Stockholder has requested. The Stockholder has also been afforded access to information about SESI and SESI's financial position, results of operations, business, property and management sufficient to enable him or it to evaluate an investment in SESI Common Stock, and has had the opportunity to ask questions of and has received satisfactory answers from SESI concerning the foregoing matters.

          (d) The Stockholder understands that shares of SESI Common Stock acquired pursuant hereto have not been registered under the Securities Act on the basis that the sale provided for in the Merger Agreement and the issuance of SESI's Common Stock upon consummation of the Merger is exempt from registration under the Securities Act, and that SESI's reliance on such exemption is based, in part, upon such Stockholder's representations set forth herein.

     3. SESI CAPITAL CONTRIBUTION. To the extent that such Stockholder is listed as a "Contributing Stockholder" in Section 6.19 of the Disclosure Schedule, such Stockholder acknowledges, and agrees to be bound by the obligations of the Contributing Stockholders set forth in, Section 6.19 of the Merger Agreement. Such Contributing Stockholder acknowledges and agrees that the allocation of the Capital Contribution among each of the Contributing Stockholders as set forth in Section 6.19 of the Disclosure
Schedule is the sole responsibility of the Contributing Stockholders, and that SESI shall have no obligation or other responsibility with respect to such allocation. The obligation of such Contributing Stockholder to pay its allocated percentage of the Capital Contribution, if any, when due, is a several, and not joint, obligation and in no event shall any Contributing Stockholder be liable for any other Contributing Stockholder's allocated percentage of any Capital Contribution required to be paid.

     4. RELEASE OF CARDINAL. Such Stockholder hereby releases and discharges Cardinal, its Subsidiaries, and its officers and directors, from any obligations (including indemnification obligations) arising under charter documents, any contract (other than the Merger Agreement), the Delaware General Corporation Law, or the Louisiana Business Corporation Law, in each case, to the extent relating to actions or omissions of Cardinal, its Subsidiaries, or any acts or omissions of the directors, stockholders or officers (former or present) including those committed while serving in their capacity as stockholders, directors, officers, employees or similar capacities of Cardinal or its Subsidiaries prior to the Closing. Each Stockholder further hereby waives any preemptive rights that he or it may have, or ever had, with respect to any of the capital stock of Cardinal or any of its Subsidiaries, or any other claim the Stockholder may have relating to the dilution of its interest in Cardinal or any other claim to receive any additional securities of Cardinal, and waives any right that he or it may have under the constituent documents of Cardinal, or its Subsidiaries, or otherwise to acquire any shares of capital stock of Cardinal being exchanged pursuant to, or as contemplated by, the Merger Agreement or any transfer that occurred prior to the date hereof, including the $50,000,000 of Class A Cardinal Common Stock to be issued as part of the Equity Contribution as contemplated by the Merger Agreement, the offering price for which issuance was determined on the basis of the average of the closing price per share of the SESI Common Stock for the ten (10) days preceding April 20, 1999 ($3.34 per share), and the Stockholder consents and approves of such issuance in all respects, subject to the right of the Stockholder to acquire a portion of the securities to be offered in connection with the Equity Contribution to the extent that such Stockholder has heretofore exercised its preemptive rights provided for in the Cardinal Stockholders Agreement in connection with such issuance.

     5. ACCEPTANCE OF MERGER SHARES. The Stockholder hereby acknowledges that the portion of the Merger Shares to be received by such Stockholder, and cash in lieu of any fractional share to which such Stockholder would be entitled pursuant to the Merger, represents full payment by SESI for the Cardinal Capital Stock owned by such Stockholder (including any such portion to be delivered into escrow pursuant to the instructions of the Stockholder). The Stockholder waives all rights of appraisal with respect to the Cardinal Capital Stock under charter documents, any contract, the Delaware General Corporation Law, or the Louisiana Business Corporation Law.

     6. TERMINATION OF REGISTRATION RIGHTS AND STOCKHOLDER AGREEMENT. By execution of this Release, the Stockholder hereby agrees that (a) all registration rights, if any, that such Stockholder has with respect to any of the Cardinal Capital Stock are hereby terminated, and (b) the Stockholders Agreement by and among Cardinal and its stockholders dated February 26, 1998, as amended, is hereby terminated and of no other force or effect, except as expressly provided to the contrary in Section 6.1(c) of such Stockholders Agreement. Notwithstanding anything to the contrary, the foregoing termination of the Stockholder's registration rights and the Cardinal Stockholders Agreement shall be null and void and have no force and effect if the Merger is not consummated prior to October 15, 1999.

     7.   REPRESENTATIONS   AND   WARRANTIES.    The   Stockholder   hereby
represents and warrants to and agrees with SESI as follows:

          (a) OWNERSHIP. Exhibit 1 attached hereto sets forth (i) the number of shares of Cardinal Capital Stock which the Stockholder is the record and beneficial owner as of the date hereof and (ii) the number of shares of Cardinal Capital Stock which will be issued to the Stockholder after the date hereof and prior to the Closing and which the Stockholder will be the record and beneficial owner of as of the Closing. At the Closing the Stockholder will have, good and valid title to all such shares and the absolute right to deliver such shares in accordance with the terms hereof, free and clear of all Liens, except for restrictions on transfer under federal and state securities laws, and any Liens that may be created by SESI.

          (b) AUTHORITY. The Stockholder has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and by the Merger Agreement. This Agreement and each other agreement, instrument or document executed or to be executed by such Stockholder in connection with the transactions contemplated by the Merger Agreement, has been duly executed and delivered by such Stockholder and constitutes, a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

          (c) NONCONTRAVENTION. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby and by the Merger Agreement do not (i) result in the creation or imposition of any Lien upon the Cardinal Capital Stock held by such Stockholder or (ii) violate any Applicable Law binding upon such Stockholder.

     The undersigned Stockholder has executed this Agreement as of the date first set forth above.


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